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                                                                    EXHIBIT 99.7
ATLANTIC TELE-NETWORK CO.

VALUATION AND QUALIFYING ACCOUNTS

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(AMOUNTS IN THOUSANDS)
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                                       BALANCE AT  CHARGED TO   NET     BALANCE
                                       BEGINNING   COSTS AND   CHARGE   AT END
                                       OF PERIOD    EXPENSES    OFFS   OF PERIOD
Year Ended December 31, 1994:
  Description:
    Allowance for doubtful accounts        $  834        $546    $358     $1,022
                                       ==========  ==========  ======  =========

Year Ended December 31, 1995:
  Description:
    Allowance for doubtful accounts        $1,022        $909    $305     $1,626
                                       ==========  ==========  ======  =========

Year Ended December  31, 1996:
  Description:
    Allowance for doubtful accounts        $1,626        $554    $592     $1,588
                                       ==========  ==========  ======  =========
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